Exhibit 4

INDEPENDENT AUDITORS' CONSENT

We consent to the use of our report dated January 30, 2004 (except as to Note 25, which is as of March 10, 2004), appearing in this Annual Report on Form 40-F of Wescast Industries Inc. as at December 28, 2003 and for the 52 week period then ended.

     Chartered Accountants
     Kitchener, Ontario, Canada

     May 3, 2004